Exhibit 99

FOR IMMEDIATE RELEASE

TARGET CORPORATION ANNOUNCES SECOND QUARTER EARNINGS

MINNEAPOLIS, August 18, 2009 — Target Corporation (NYSE:TGT) today reported net earnings of $594 million for the second quarter ended August 1, 2009, compared with $634 million in the second quarter ended August 2, 2008. Earnings per share in the second quarter decreased 3.9 percent to $0.79 from $0.82 in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

“Second quarter earnings were stronger than expected due to very strong operating margin in our retail segment, and credit card segment performance in line with expectations,” said Gregg Steinhafel, chairman, president and chief executive officer. “Looking forward to the second half of the year, we are focused on initiatives to drive incremental traffic and sales in our stores while maintaining disciplined execution in both of our business segments.”

Retail Segment Results

Sales decreased 2.7 percent in the second quarter to $14.6 billion in 2009 from $15.0 billion in 2008, due to a 6.2 percent decline in comparable-store sales partially offset by the contribution from new store expansion. Retail segment earnings before interest expense and income taxes (EBIT) were $1,064 million in the second quarter of 2009, a 3.1 percent decrease from $1,098 million in 2008.

Second quarter gross margin rate increased to 31.9 percent from 31.2 percent in 2008, due to gross margin rate improvements within categories, partially offset by the unfavorable mix impact of faster sales growth in non-discretionary lower margin rate categories. Second quarter selling, general and administrative (SG&A) expense dollars were 0.4 percent lower than 2008, benefiting from productivity improvements that more-than-offset the expense of operating additional stores in 2009. At quarter-end, the company was operating 71 more stores than a year ago.

Credit Card Segment Results

Average credit card receivables in the quarter decreased $150 million, or 1.8 percent, from the second quarter of 2008, and quarter-end receivables decreased $349 million, or 4.0 percent, from the same period a year ago.

Credit card segment profit in the quarter declined to $63 million from $74 million last year as a result of Target’s reduced investment in the segment and lower floating interest rates, partially offset by improved portfolio performance. Target’s pretax return on invested capital (ROIC) from its investment in the credit card segment increased to 8.8 percent in the second quarter from 8.2 percent in 2008.

Net write-offs in the quarter were $304 million, in line with expectations. The allowance for doubtful accounts was $1,004 million at quarter-end, compared with $1,005 million at the end of the first quarter.

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TARGET CORPORATION

Other Expenses

Net interest expense for the quarter decreased $22 million from second quarter 2008 to $194 million, reflecting a lower average portfolio interest rate combined with modestly lower average debt balances.

The company’s effective income tax rate for the second quarter was 37.9 percent in 2009, up from 36.8 percent in 2008, primarily due to the favorable resolution of specific tax uncertainties in 2008 that did not recur in 2009. For the full year, the company now expects an effective income tax rate in the range of 37.0 to 38.0 percent.

Miscellaneous

Target Corporation will webcast its second quarter earnings conference call at 9:30am CDT today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CDT today through the end of business on August 20, 2009. The replay number is (800) 642-1687 (passcode: 73958812).

The statement on the expected tax rate is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 31, 2009.

Target Corporation’s retail segment includes large, general merchandise and food discount stores, and a fully integrated on-line business called Target.com. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. At quarter-end, the company operated 1,719 Target stores in 49 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts: John Hulbert (Investors)	Eric Hausman (Financial Media)
(612) 761-6627	(612) 761-2054

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended				Six Months Ended
	August 1,	August 2,			August 1,	August 2,
(millions, except per share data)	2009	2008	Change		2009	2008	Change
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
Sales	$14,567	$14,971	(2.7	) %	$28,928	$29,273	(1.2	) %
Credit card revenues	500	501	(0.1)		972	1,001	(2.9)
Total revenues	15,067	15,472	(2.6)		29,900	30,274	(1.2)
Cost of sales	9,914	10,304	(3.8)		19,851	20,202	(1.7)
Selling, general and administrative expenses	3,136	3,153	(0.6)		6,150	6,190	(0.7)
Credit card expenses	388	347	12.0		772	620	24.5
Depreciation and amortization	478	448	6.7		950	884	7.5
Earnings before interest expense and income taxes	1,151	1,220	(5.7)		2,177	2,378	(8.5)
Net interest expense
Nonrecourse debt collateralized by credit card receivables	24	48	(49.5)		51	67	(24.2)
Other interest expense	171	179	(4.3)		348	369	(5.8)
Interest income	(1)	(10)	(89.8)		(2)	(19)	(87.1)
Net interest expense	194	217	(10.3)		397	417	(5.1)
Earnings before income taxes	957	1,003	(4.7)		1,780	1,961	(9.2)
Provision for income taxes	363	369	(1.8)		664	724	(8.2)
Net earnings	$594	$634	(6.4	) %	$1,116	$1,237	(9.8	) %
Basic earnings per share	$0.79	$0.82	(4.1	) %	$1.48	$1.57	(5.5	) %
Diluted earnings per share	$0.79	$0.82	(3.9	) %	$1.48	$1.56	(5.3	) %
Weighted average common shares outstanding
Basic	752.0	770.3			752.1	787.9
Diluted	754.4	773.9			754.2	791.8

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	August 1,	January 31,	August 2,
(millions)	2009	2009	2008
Assets	(unaudited)		(unaudited)
Cash and cash equivalents, including marketable securities of $385, $302 and $904	$957	$864	$1,527
Credit card receivables, net of allowance of $1,004, $1,010 and $661	7,288	8,084	7,980
Inventory	7,528	6,705	7,313
Other current assets	1,910	1,835	1,800
Total current assets	17,683	17,488	18,620
Property and equipment
Land	5,726	5,767	5,687
Buildings and improvements	21,530	20,430	19,511
Fixtures and equipment	4,481	4,270	4,031
Computer hardware and software	2,540	2,586	2,498
Construction-in-progress	978	1,763	1,851
Accumulated depreciation	(9,543)	(9,060)	(8,426)
Property and equipment, net	25,712	25,756	25,152
Other noncurrent assets	838	862	1,368
Total assets	$44,233	$44,106	$45,140
Liabilities and shareholders’ investment
Accounts payable	$6,233	$6,337	$6,606
Accrued and other current liabilities	3,004	2,913	3,030
Unsecured debt and other borrowings	517	1,262	1,723
Nonrecourse debt collateralized by credit card receivables	56	-	-
Total current liabilities	9,810	10,512	11,359
Unsecured debt and other borrowings	11,983	12,000	12,465
Nonrecourse debt collateralized by credit card receivables	5,458	5,490	5,467
Deferred income taxes	494	455	534
Other noncurrent liabilities	1,886	1,937	1,858
Total noncurrent liabilities	19,821	19,882	20,324
Shareholders’ investment
Common stock	63	63	63
Additional paid-in capital	2,822	2,762	2,707
Retained earnings	12,266	11,443	10,861
Accumulated other comprehensive loss	(549)	(556)	(174)
Total shareholders’ investment	14,602	13,712	13,457
Total liabilities and shareholders’ investment	$44,233	$44,106	$45,140
Common shares outstanding	751.9	752.7	755.0

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Six Months Ended
	August 1,	August 2,
(millions)	2009	2008
Operating activities	(unaudited)	(unaudited)
Net earnings	$1,116	$1,237
Reconciliation to cash flow
Depreciation and amortization	950	884
Share-based compensation expense	48	37
Deferred income taxes	64	14
Bad debt provision	600	437
Loss on disposal of property and equipment, net	74	24
Other non-cash items affecting earnings	28	106
Changes in operating accounts providing / (requiring) cash
Accounts receivable originated at Target	154	(150)
Inventory	(823)	(533)
Other current assets	(59)	(104)
Other noncurrent assets	19	(17)
Accounts payable	(103)	(115)
Accrued and other current liabilities	30	(179)
Other noncurrent liabilities	(47)	(47)
Other	—	160
Cash flow provided by operations	2,051	1,754
Investing activities
Expenditures for property and equipment	(1,042)	(1,956)
Proceeds from disposal of property and equipment	24	17
Change in accounts receivable originated at third parties	42	(213)
Other investments	4	(53)
Cash flow required for investing activities	(972)	(2,205)
Financing activities
Reductions of short-term notes payable	—	(500)
Additions to long-term debt	—	3,557
Reductions of long-term debt	(754)	(503)
Dividends paid	(241)	(224)
Repurchase of stock	—	(2,815)
Stock option exercises and related tax benefit	9	21
Other	—	(8)
Cash flow provided by/(required for) financing activities	(986)	(472)
Net increase/(decrease) in cash and cash equivalents	93	(923)
Cash and cash equivalents at beginning of period	864	2,450
Cash and cash equivalents at end of period	$957	$1,527

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results	Three Months Ended			Six Months Ended
	August 1,	August 2,		August 1,	August 2,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Sales	$14,567	$14,971	(2.7)%	$28,928	$29,273	(1.2)%
Cost of sales	9,914	10,304	(3.8)	19,851	20,202	(1.7)
Gross margin	4,653	4,667	(0.3)	9,077	9,071	0.1
SG&A expenses(a)	3,115	3,126	(0.4)	6,109	6,139	(0.5)
EBITDA	1,538	1,541	(0.2)	2,968	2,932	1.2
Depreciation and amortization	474	443	6.9	942	876	7.7
EBIT	$1,064	$1,098	(3.1)%	$2,026	$2,056	(1.5)%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $21 million and $41 million for the three and six months ended August 1, 2009, respectively, and $27 million and $51 million for the three and six months ended August 2, 2008, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis	Three Months Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
(unaudited)	2009	2008	2009	2008
Gross margin rate	31.9%	31.2%	31.4%	31.0%
SG&A expense rate	21.4%	20.9%	21.1%	21.0%
EBITDA margin rate	10.6%	10.3%	10.3%	10.0%
Depreciation and amortization expense rate	3.3%	3.0%	3.3%	3.0%
EBIT margin rate	7.3%	7.3%	7.0%	7.0%

Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

Comparable-Store Sales	Three Months Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
(unaudited)	2009	2008	2009	2008
Comparable-store sales	(6.2)%	(0.4)%	(5.0)%	(0.6)%
Drivers of changes in comparable-store sales:
Number of transactions	(2.6)%	(2.0)%	(1.9)%	(1.9)%
Average transaction amount	(3.7)%	1.6%	(3.1)%	1.4%
Units per transaction	(2.6)%	(1.5)%	(2.9)%	(1.2)%
Selling price per unit	(1.2)%	3.2%	(0.2)%	2.6%
The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

Number of Stores and Retail Square Feet	Number of Stores			Retail Square Feet(a)
	August 1,	January 31,	August 2,	August 1,	January 31,	August 2,
(unaudited)	2009	2009	2008	2009	2009	2008
Target general merchandise stores	1,472	1,443	1,417	184,663	180,321	176,171
SuperTarget stores	247	239	231	43,739	42,267	40,828
Total	1,719	1,682	1,648	228,402	222,588	216,999

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	August 1, 2009		August 2, 2008		August 1, 2009		August 2, 2008
	Amount	Annualized	Amount	Annualized	Amount	Annualized	Amount	Annualized
(millions) (unaudited)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)
Finance charge revenue	$377	18.1%	$340	16.0%	$732	17.2%	$694	16.4%
Late fees and other revenue	91	4.3	121	5.7	178	4.2	229	5.4
Third party merchant fees	32	1.5	40	1.9	62	1.5	78	1.9
Total revenues	500	23.9	501	23.5	972	22.8	1,001	23.6
Bad debt expense	303	14.5	256	12.0	600	14.1	437	10.3
Operations and marketing expenses(a)	106	5.0	118	5.5	213	5.0	234	5.5
Depreciation and amortization	4	0.2	5	0.2	7	0.2	8	0.2
Total expenses	413	19.7	379	17.8	820	19.2	679	16.0
EBIT	87	4.2	122	5.8	152	3.6	322	7.6
Interest expense on nonrecourse debt collateralized by credit card receivables	24		48		51		67
Segment profit	$63		$74		$101		$255
Average gross credit card receivables funded by Target(b)	$2,853		$3,636		$3,027		$4,952
Segment pretax ROIC(c)	8.8%		8.2%		6.7%		10.3%

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $21 million and $41 million for the three and six months ended August 1, 2009, respectively, and $27 million and $51 million for the three and six months ended August 2, 2008, respectively, are recorded as an increase to operations and marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average credit card receivables funded by Target. These amounts exclude $5,508 million and $5,502 million for the three and six months ended August 1, 2009, respectively, and $4,875 million and $3,528 million for the three and six months ended August 2, 2008, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate represents segment profit divided by average receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

Spread Analysis - Total Portfolio	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	August 1, 2009			August 2, 2008			August 1, 2009			August 2, 2008
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$87	4.2%	(b)	$122	5.8%	(b)	$152	3.6%	(b)	$322	7.6%	(b)
LIBOR(a)		0.3%			2.5%			0.4%			2.7%
Spread to LIBOR(c)	$81	3.9%	(b)	$70	3.3%	(b)	$135	3.2%	(b)	$208	4.9%	(b)

(a) Balance-weighted average one-month LIBOR

(b) As a percentage of average gross credit card receivables.

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis	Three Months Ended			Six Months Ended
	August 1,	August 2,		August 1,	August 2,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Beginning gross credit card receivables	$8,457	$8,420	0.4%	$9,094	$8,624	5.4%
Charges at Target	843	1,021	(17.5)	1,646	1,968	(16.3)
Charges at third parties	1,768	2,258	(21.7)	3,432	4,406	(22.1)
Payments	(2,940)	(3,358)	(12.4)	(6,201)	(6,988)	(11.3)
Other	165	300	(44.9)	322	631	(49.0)
Period-end gross credit card receivables	$8,293	$8,641	(4.0)%	$8,293	$8,641	(4.0)%
Average gross credit card receivables	$8,361	$8,511	(1.8)%	$8,529	$8,479	0.6%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	5.8%	4.5%		5.8%	4.5%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	4.1%	3.1%		4.1%	3.1%

Allowance for Doubtful Accounts	Three Months Ended			Six Months Ended
	August 1,	August 2,		August 1,	August 2,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Allowance at beginning of period	$1,005	$590	70.2%	$1,010	$570	77.1%
Bad debt provision	303	256	18.5	600	437	37.3
Net write-offs(a)	(304)	(185)	63.6	(606)	(346)	74.9
Allowance at end of period	$1,004	$661	52.0%	$1,004	$661	52.0%
As a percentage of period-end gross credit card receivables	12.1%	7.6%		12.1%	7.6%
Net write-offs as a percentage of average gross credit card receivables (annualized)	14.5%	8.7%		14.2%	8.2%

(a) Net write-offs include the principal amount of losses (excluding accrued and unpaid finance charges) less current period principal recoveries.

Subject to reclassification